      As filed with the Securities and Exchange Commission on May 17, 1999

                                                      Registration No. 33-89462
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               STB SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                 76-1855896
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

       3400 WATERVIEW PARKWAY
         RICHARDSON, TEXAS                              75080
(Address of Principal Executive Offices)              (Zip Code)



           STB SYSTEMS, INC. 1995 EMPLOYEE STOCK OPTION PURCHASE
                                     PLAN
                            (Full Title of the Plan)

                                WILLIAM E. OGLE
                            CHIEF EXECUTIVE OFFICER
                               STB SYSTEMS, INC.
                             3400 WATERVIEW PARKWAY
                            RICHARDSON, TEXAS 75080
                                 (972) 234-8750
 (Name, address and telephone number, including area code, of agent for service)



                                WITH COPIES TO:

                              JOHN MCKNIGHT, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                              DALLAS, TEXAS 75201
                                 (214) 740-8000


===============================================================================

                               STB SYSTEMS, INC.

               Deregistration of Unissued Shares of Common Stock

         Pursuant to its Registration Statement on Form S-8 (No. 33-89462) (the "Registration Statement"), STB Systems, Inc., a Texas corporation (the "Company"), registered 450,000 shares of its common stock, $.01 par value per share, (as adjusted for a three-for-two stock split on July 17, 1997 and a three-for-two stock split on February 20, 1998) (the "Common Stock"), for issuance under the Company's 1995 Employee Stock Option Purchase Plan.

         This Post-Effective Amendment No. 1 is being filed solely for the purpose of removing from registration 407,208 shares of Common Stock relating to the shares that were registered but not issued as of May 12, 1999, the effective date of the merger of the Company with and into 3Dfx Interactive, Inc. Accordingly, the Company hereby removes from registration such 407,208 shares of Common Stock.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on May 12, 1999.

                                      STB Systems, Inc.


                                      By: /s/ WILLIAM E. OGLE
                                          -------------------------------------
                                          William E. Ogle,
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURES                                 TITLE                              DATE
                ----------                                 -----                              ----

           /s/ WILLIAM E. OGLE              Chief Executive Officer and                   May 12, 1999
------------------------------------        Chairman of the Board (Principal
             William E. Ogle                Executive Officer)

                   *                        Executive Vice President, Chief               May 12, 1999
------------------------------------        Operating Officer, Assistant
           Randall D. Eisenbach             Secretary and Director


                   *                        Chief Financial Officer, Vice                 May 12, 1999
------------------------------------        President of Strategic Marketing
             James L. Hopkins               and Director (Principal Financial
                                            Officer)


                   *                        Vice President of Administration              May 12, 1999
------------------------------------        General Counsel, Secretary and
              Bryan F. Keyes                Treasurer


            /s/ T. GREG DEWITT              Director of Accounting                        May 12, 1999
------------------------------------        (Principal Accounting Officer)
              T. Greg Dewitt

                   *                        Vice President of Sales and                   May 12, 1999
------------------------------------        Marketing and Director
              J. Shane Long

                   *                        Director                                      May 12, 1999
------------------------------------
              James J. Byrne

            /s/ DENNIS G. SABO              Director                                      May 12, 1999
------------------------------------
              Dennis G. Sabo

                   *                        Director                                      May 12, 1999
------------------------------------
           Lawrence E. Wesneski



*By:       /s/ WILLIAM E. OGLE
------------------------------------
             William E. Ogle,
             Attorney-in-Fact